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                                 EXHIBIT 7.(g)
                                 -------------

                              FOUR MEDIA COMPANY
                            A Delaware Corporation
                         ----------------------------

                                    BYLAWS



                                   ARTICLE I
                                 STOCKHOLDERS

     Section 1.1    Annual Meeting.  An annual meeting of stockholders for the
                    --------------
purpose of electing those directors whose terms of office expires at such meeting and of transacting such other business as may properly come before it shall be held each year at such date, time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     Section 1.2    Special Meetings.  Special meetings of stockholders shall be
                    ----------------
called by the Secretary as and when provided for by the Certificate of Incorporation, as amended from time to time, of the Corporation (the "Certificate"). Special meetings of stockholders for any purpose or purposes may be held at such time and place either within or without the State of Delaware as may be stated in the notice.

     Section 1.3    Notice of Meetings.  Written notice of stockholders
                    ------------------
meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, the Secretary or any other officer, to each stockholder entitled to vote thereat at least 10 days but not more than 60 days before the date of the meeting, unless a different period is prescribed by law or the Certificate.

     Section 1.4    Quorum.  Except as otherwise provided by law or in the
                    ------
Certificate or elsewhere in these Bylaws, the holders of a majority in total voting power of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. In the absence of a quorum, the chairman of the meeting or the holders of a majority in total voting power of the shares of capital stock entitled to vote thereat that are present in person or represented by proxy shall have the power to adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend.

     Section 1.5    Adjournment.  Any meeting of stockholders, annual or
                    -----------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be
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given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.6    Voting.  Except as otherwise provided by law, the
                    ------
Certificate or elsewhere in these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote upon a given question shall decide such question. At any meeting duly called and held for the election of directors of a particular class at which a quorum is present, directors of such class shall be elected by a plurality of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Section 1.7    Organization.  The Chairman of the Board, or in his absence
                    ------------
the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board of Directors fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 1.8    Order of Business.
                    -----------------

     (a) Nominations of persons for election as directors of a particular class of the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders, only (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Chairman of the Board or the Board of Directors of the Corporation or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 1.8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 1.8.

     (b) For nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first

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made. To be in proper written form, a stockholder's notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director or a particular class, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director of such class if elected);
(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner; (b) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (c) a representation that such stockholder is entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to nominate the person or propose the business specified in the notice. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder's nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting.

     (c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election as directors of a particular class of the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors of such class are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors of such class shall be elected at such meeting, by any stockholder who is a holder of record at the time of the giving of notice provided for in this Section 1.8, who is entitled to vote at the meeting and who complies with the procedures set forth in Section 1.8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors as a director or directors, as applicable, of a particular class of the Board of Directors of the Corporation, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To

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be in proper written form, such notice must meet the requirements of either of the last two sentences of paragraph (b) above.

     (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.8 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.8. Except as otherwise provided by law, the Certificate or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.8 and, if any proposed nomination or business proposal is not in compliance with this Section 1.8, to declare that such defective nomination or business proposal shall be disregarded.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.1    Number and Term of Office.  The business, property, and
                    -------------------------
affairs of the Corporation shall be managed by or under the direction of a Board of Directors of at least three directors. The number and term of office of the members of the Board of Directors shall be determined as set forth in the Certificate.

     Section 2.2    Resignations.  Any director of the Corporation, or any
                    ------------
member of any committee, may resign at any time, by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect after receipt of the applicable written notice of resignation by the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation at the time specified in such written notice or, if no time is specified, immediately upon receipt of such written notice by the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.3    Removal of Directors.  Directors may only be removed as
                    --------------------
provided in Section C of Article V of the Certificate.

     Section 2.4    Newly Created Directorships and Vacancies.  Newly created
                    -----------------------------------------
directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors occurring for any other reason shall be filled in accordance with Section D of Article V of the Certificate.

     Section 2.5    Chairman of the Board.  The directors shall elect one of
                    ---------------------
their members to be Chairman of the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors. The Chairman shall be subject to the control of and may be removed from such office by the Board of Directors.

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     Section 2.6    Annual Meetings. The annual meeting of the Board of
                    ---------------
Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders.

     Section 2.7    Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 2.8    Special Meetings.  Special meetings of the Board of
                    ----------------
Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the President or by a majority of the directors then in office. The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by telegram, cable, facsimile transmission or personal service at least 24 hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 2.9    Quorum.  A majority of the total number of members of the
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Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver.

     Section 2.10  Manner of Acting.  Except as otherwise provided by law, the
                   ----------------
Certificate or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

     Section 2.11   Organization.  Meetings shall be presided over by the
                    ------------
Chairman of the Board, or in his absence by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.12   Committees.  The Board of Directors may, by resolution
                    ----------
passed by not less than 75% of the members of the Board of Directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no

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such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee which may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     Section 2.13   Action Without Meeting.  Nothing contained in these Bylaws
                    ----------------------
shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to take any action required or permitted to be taken by them without a meeting.

     Section 2.14   Telephone Meetings.  Nothing contained in these Bylaws shall
                    ------------------
be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by any such means shall constitute presence in person at such meeting.

                                  ARTICLE III

                                   OFFICERS

     Section 3.1    Executive Officers.  The executive officers of the
                    ------------------
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Treasurer and one or more Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     Section 3.2    Powers and Duties.  The Chairman of the Board shall preside
                    -----------------
at all meetings of the stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall also have such additional powers and duties as may be prescribed for such offices from time to time by the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, an officer appointed by the President, or if the President fails to make such appointment, by the Board of Directors, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

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                                  ARTICLE IV

                     RESIGNATIONS, REMOVALS AND VACANCIES

     Section 4.1    Resignations.  Any director or officer of the Corporation,
                    ------------
or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then immediately upon receipt thereof. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2    Removals.  The Board of Directors, at any meeting thereof,
                    --------
or by unanimous written consent, at any time, may, to the extent permitted by otherwise applicable Delaware law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

     Section 4.3    Vacancies.  Any vacancy in the office of any officer through
                    ---------
death, resignation, removal, disqualification or other cause may be filled at any time by the Board of Directors and, subject to the provisions of this
Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified.

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.1    Stock Certificates.  The certificates for shares of the
                    ------------------
capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

     Section 5.2    Transfer of Shares.  Shares of the capital stock of the
                    ------------------
Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

     Section 5.3    Fixing Record Date.  In order that the Corporation may
                    ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express

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consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required under the DGCL, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and when prior action by the Board of Directors is required under the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.4    Lost Certificates.  The Board of Directors or any transfer
                    -----------------
agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5    Beneficial Owners.  The person in whose name shares of stock
                    -----------------
stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 5.6    Regulations.  The Board of Directors shall have power and
                    -----------
authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

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                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1    Offices.  The Corporation shall maintain a registered office
                    -------
in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

     Section 6.2    Corporate Seal.  The corporate seal shall have inscribed
                    --------------
thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

     Section 6.3    Fiscal Year.  The fiscal year of the Corporation shall be
                    -----------
determined and may be changed by resolution of the Board of Directors.

     Section 6.4    Notices and Waivers Thereof.  Whenever any notice whatsoever
                    ---------------------------
is required by law, the Certificate or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such person at his or her address as it appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Certificate or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 6.5    Amendments.  The holders of shares of capital stock entitled
                    ----------
at the time to vote in any general election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of the holders of not less than a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than a majority of the members of the Board of Directors then in office.

     Section 6.6    Stock of Other Corporations or Other Interests.  Unless
                    ----------------------------------------------
otherwise directed by the Board of Directors, the Chairman of the Board, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

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     Section 6.7    Savings Clause.  These Bylaws are subject to the provisions
                    --------------
of the Certificate and applicable law. If any provision of these Bylaws is inconsistent with the Certificate or the DGCL, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.

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